Exhibit 10.1

VILLA VALENCIA AGREEMENT

THIS VILLA VALENCIA AGREEMENT (this “Agreement”) is made and entered into as of July 10, 2014 by and between SNH SE TENANT TRS, INC., a Maryland corporation (“TRS”), and FVE MANAGERS, INC., a Maryland corporation (“Manager”).

RECITALS:

WHEREAS, Manager and TRS are parties to that certain Management Agreement, dated as of November 1, 2012 (the “Villa Valencia Management Agreement”), with respect to that certain senior living facility located at 24552 Paseo de Valencia, Laguna Hills, California (“Villa Valencia”); and

WHEREAS, Manager, TRS and certain affiliates of TRS identified on the signature page hereof are parties to that certain Pooling Agreement No. 2, dated as of October 30, 2012 (the “Pooling Agreement”), which pools the working capital and revenues of twenty (20) senior living facilities, including Villa Valencia; and

WHEREAS, Manager and TRS have determined to undertake significant renovations to Villa Valencia and, as a result, Manager desires that Villa Valencia cease to be a Facility (such term and other terms used in this Agreement without definition have the meanings given therefor in the Pooling Agreement) subject to the Pooling Agreement; and

WHEREAS, in consideration of the agreement of TRS and certain affiliates of TRS that Villa Valencia may cease to be a Facility subject to the Pooling Agreement, Manager has agreed to cause certain affiliates of Manager to exercise their option to extend the term of that certain Amended and Restated Master Lease Agreement (Lease No. 4) among certain affiliates of TRS, as landlord, and certain affiliates of Manager, as tenant, as the same has been amended from time to time;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

As of July 1, 2014, Villa Valencia shall no longer be a Facility subject to the Pooling Agreement, as though the Villa Valencia Management Agreement had terminated and such cessation shall be accounted for and adjustments made pursuant to and in accordance with the terms and provisions of Section 7.02 of the Pooling Agreement (it being acknowledged and agreed that the deemed termination of the Villa Valencia Management Agreement shall only be for purposes of Section 7.02 of the Pooling Agreement).   Without limiting the foregoing, from and after the date hereof, the Aggregate Invested Capital under the Pooling Agreement shall be reduced by an amount equal to the Invested Capital (as such term is defined in the Villa Valencia Management Agreement) under the Villa Valencia Management Agreement.

Schedules B and C of the Pooling Agreement shall be amended to reflect Villa Valencia ceasing to be a Facility subject to the Pooling Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

TRS:

SNH SE TENANT TRS, INC.,
a Maryland corporation

By:	/s/ Richard A. Doyle
Richard A. Doyle
President

MANAGER:

FVE MANAGERS, INC.,
a Maryland corporation

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President

The undersigned affiliates of TRS consent to the amendment of the Pooling Agreement contemplated by this Agreement.

SNH SE DANIEL ISLAND TENANT LLC,
a Delaware limited liability company

By:	/s/ Richard A. Doyle
Richard A. Doyle
President

SNH SE SG TENANT LLC,
a Delaware limited liability company

By:	/s/ Richard A. Doyle
Richard A. Doyle
President

 [Signature Page to Villa Valencia Agreement]